For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services
Ontario
CERTIFICATE
This is to certify that these articles are effective on

Ministère des Services gouvernementaux
CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

DECEMBER 3 1 DÉCEMBRE, 2010

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Ontario Corporation Number
Numéro de la société en Ontario

1841032

Form 4
Business Corporations Act

Formule 4
Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société issue de la fusion: (Écrire en LETTRES MAJUSCULES SEULEMENT) :

MAGNA INTERNATIONAL INC.

2. The address of the registered office is:
Adresse du siège social :

337 MAGNA DRIVE

Street & Number or R.R. Number & if Multi-Office Building give Room No. /
Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau

AURORA ONTARIO L4G 7K1

Name of Municipality or Post Office /
Nom de la municipalité ou du bureau de poste

Postal Code/*Code postal*

3. Number of directors is:
Nombre d'administrateurs :

Fixed number / *Nombre fixe*:

OR minimum and maximum / ***OU*** *minimum et maximum*: 5 15

4. The director(s) is/are: / *Administrateur(s) :*

First name, middle names and surname *Prénom, autres prénoms et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code *Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal*	Resident Canadian State 'Yes' or 'No' *Résident canadien Oui/Non*
See Schedule 1A attached		

The directors are:

First name, middle names and surname	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal code	Resident Canadian State 'Yes' or 'No'
Hon. John Trevor Eyton	130 Adelaide Street West, Suite 3303 Toronto, Ontario M5H 3P5 Canada	Yes
Michael Deane Harris	Cassels Brock & Blackwell LLP 2100 Scotia Plaza 40 King Street West Toronto, Ontario M5H 3C2 Canada	Yes
Lady Barbara Judge	Eversheds One Wood Street London, EC2V 7WS United Kingdom	No
Louis Edward Lataif	24 Cottage Farm Road Brookline, Massachusetts 02446-4011 USA	No
Donald Resnick	2727 Yonge Street, Suite 614 Toronto, Ontario M4N 3R6 Canada	Yes
Belinda Stronach	337 Magna Drive Aurora, Ontario L4G 7K1 Canada	Yes
Frank Stronach	337 Magna Drive Aurora, Ontario L4G 7K1 Canada	Yes
Franz Vranitzky	Sieveringerstrasse 91 A-1190 Vienna Austria	No
Donald James Walker	337 Magna Drive Aurora, Ontario L4G 7K1 Canada	Yes
Lawrence Douglas Worrall	857 Royal Orchard Drive Oshawa, Ontario L1K 2A1 Canada	Yes

5. Method of amalgamation, check A or B
Méthode choisie pour la fusion – Cocher A ou B :

A - **Amalgamation Agreement / *Convention de fusion* :**

☐ The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the *Business Corporations Act* on the date set out below.
Les actionnaires de chaque société qui fusionnne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la Loi sur les sociétés par actions *à la date mentionnée ci-dessous.*

or
ou

B - **Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / *Fusion d'une société mère avec une ou plusieurs de ses filiales ou fusion de filiales :***

☒ The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the *Business Corporations Act* on the date set out below.
Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la Loi sur les sociétés par actions *à la date mentionnée ci-dessous.*

The articles of amalgamation in substance contain the provisions of the articles of incorporation of
Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

MAGNA INTERNATIONAL INC.

and are more particularly set out in these articles.
et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations *Dénomination sociale des sociétés qui fusionnent*	Ontario Corporation Number *Numéro de la société en Ontario*	Date of Adoption/Approval *Date d'adoption ou d'approbation* Year *année* / Month *mois* / Day *jour*
Magna International Inc.	1841033	2010-12-31
1165715 Ontario Inc.	1165715	2010-12-31

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None.

7. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

99,760,000 Preference Shares, issuable in series.
Unlimited number of Common Shares.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

See attached page 4A.

1. The rights, privileges, restrictions and conditions attaching to the 99,760,000 Preference Shares issuable in series are as follows:

(a) The said Preference Shares may at any time or from time to time be issued in one (1) or more series, each series to consist of such number of shares as may before the issue thereof be determined by the directors and subject to the filing of the prescribed statement with the Minister, and the issuance of his certificate in respect thereof, the directors of the Corporation may (subject as hereinafter provided) by resolution fix from time to time before the issue thereof the designation, preferences, rights, conditions, restrictions, limitations or prohibitions attaching to the said Preference Shares of each series, including without limiting the generality of the foregoing, the rate of preferential dividends, the dates of payment thereof, the redemption price and terms and conditions of redemption, conversion rights (if any) and any sinking fund or other provisions.

(b) Each series of the said Preference Shares shall be entitled to preference over the Common Shares of the Corporation, and any other shares ranking junior to the said Preference Shares, with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding-up its affairs and may also be given such other preferences over the Common Shares of the Corporation and any other shares ranking junior to the said Preference Shares as may be determined as to the respective series authorized to be issued.

(c) The said Preference Shares of each series shall rank on a parity with the said Preference Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

(d) The holders of the said Preference Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation, and shall not be entitled to vote at any such meeting. The holders of the said Preference Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

(e) Any amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the said Preference Shares or to create special shares ranking in priority to or on a parity with the said Preference Shares, in addition to the authorization by a special resolution, may be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the said Preference Shares duly called for that purpose upon at least twenty-one (21) days' notice, such meeting to be held and such notice to be given in accordance with the by-laws of the Corporation and each holder of a said Preference Share shall be entitled to one (1) vote at such meeting in respect of each said Preference Share held.

2. The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

(a) The Common Shares shall carry and be entitled to one (1) vote per share at all meetings of shareholders of the Corporation, except of a particular class or series.

(b) The holders of Common Shares shall be entitled to receive such dividends as may be declared thereon by the Board of Directors.

(c) In the event of the liquidation, dissolution, or winding-up of the Corporation or other distribution of its assets among its shareholders for the purpose of winding-up its affairs, all the property and assets of the Corporation available for distribution to the holders of the Common Shares shall be paid or distributed equally share for share to the holders of the Common Shares.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

No restrictions.

10. Other provisions, (if any):
Autres dispositions, s'il y a lieu :

See attached pages 5A to 5D.

11. The statements required by subsection 178(2) of the *Business Corporations Act* are attached as Schedule "A".
Les déclarations exigées aux termes du paragraphe 178(2) de la Loi sur les sociétés par actions *constituent l'annexe A.*

12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".
Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe B.

CORPORATE CONSTITUTION

Definitions

1. As used in these Articles, unless the context otherwise requires:

(a) "Act" means the *Business Corporations Act* (Ontario) as amended from time to time, or any statute that may be substituted therefor;

(b) "Affiliate" means any of the Corporation's affiliates, subsidiaries or any body corporate, partnership or other entity over which the Corporation or its subsidiaries have a fifty per cent ownership interest or greater;

(c) "Affiliate Employee Equity Participation and Profit Sharing Plan" means a deferred profit sharing plan, retirement plan or other arrangement for employees of an Affiliate, adopted in addition to or in substitution of the Employee Equity Participation and Profit Sharing Plan, which contemplates investment in whole or in part in shares of and/or participation in the profits of such Affiliate;

(d) "Affiliate Employee Pension Plan" means any defined benefit or other pension plan, retirement plan or other arrangement for employees of any public company Affiliate of the Corporation that is in addition to the Affiliate Employee Equity Participation and Profit Sharing Plan of such Affiliate;

(e) "After Tax Profits" means the Net income or Net loss of the Corporation as set forth in its audited Consolidated Statement of Income or Loss for each Year, adjusted to deduct extraordinary gains or gains which arise from the disposal by the Corporation of existing businesses or fixed assets as set forth in its audited Consolidated Statement of Income or Loss;

(f) "Available Equity" means the total Shareholders' equity of the Corporation as set forth in its Consolidated Balance Sheet, less the stated capital of non-participating preference shares outstanding;

(g) "Corporate Management" collectively means Executive Management and any other individual employed by the Corporation that Executive Management determines from time to time to be a member of Corporate Management;

(h) "Employee Equity Participation and Profit Sharing Plan" means the deferred profit sharing plan established for the employees of the Corporation and its Affiliates, dated January 1, 1975, as amended from time to time, or any profit sharing plan, retirement plan or other arrangement for employees of the Corporation and/or its Affiliates, adopted in addition to or in substitution for the 1975 deferred profit sharing plan, which contemplates investment in whole or in part in shares of and/or participation in the profits of the Corporation;

(i) "Employee Pension Plan" means the defined benefit pension plan established for the employees of the Corporation and its Affiliates effective January 1, 2001, as amended from time to time, or any pension plan, retirement plan or other arrangement for employees of the Corporation and/or its Affiliates that is in addition to the Employee Equity Participation and Profit Sharing Plan, excluding for greater certainty any Affiliate Employee Equity Participation and Profit Sharing Plan or any Affiliate Employee Pension Plan;

(j) "Employee Pre-Tax Profits" means Pre-Tax Profits adjusted, to (i) either deduct the pre-tax profits or to add back the pre-tax losses of any Affiliate which either participates in an Affiliate Employee Equity Participation and Profit Sharing Plan or does not participate in the Employee Equity Participation and Profit Sharing Plan, such amounts to be calculated in the manner provided for in paragraph 10A(1) of these Articles to the extent such amounts were included in Pre-Tax Profits; and (ii) either deduct the equity income or to add back the equity loss of the Corporation as set forth in its audited Consolidated Statement of Income or Loss to the extent such amounts were not previously included or deducted, as applicable, pursuant to subparagraph (i) above;

(k) "Employee Pre-Tax Profits Before Profit Sharing" means an amount which is the lesser of: (i) the total of Employee Pre-Tax Profits and those amounts actually deducted in calculating Employee Pre-Tax Profits pursuant to paragraphs 10A(6)(c) and (d) of these Articles (other than any such amounts deducted in respect of the Excess Amount as such term is defined in subparagraph 10A(6)(c) of these Articles), adjusted either to add back that portion of the pre-tax profits or to deduct that portion of the pre-tax losses of Affiliates that participate in the Employee Equity Participation and Profit Sharing Plan to the extent such amounts were not included in Employee Pre-Tax Profits; and (ii) Pre-Tax Profits Before Profit Sharing less the pre-tax profits before profit sharing of any Affiliate which participates in an Affiliate Employee Equity Participation and Profit Sharing Plan to the extent such amounts were included in Pre-Tax Profits Before Profit Sharing;

(l) "Executive Management" collectively means the chief executive officer, the chief operating officer, the chief marketing officer and the chief administrative officer of the Corporation;

(m) "Group Management" collectively means the chief executive officer, the chief operating officer of a Group, and any other individual employed by such Group that Executive Management determines from time to time to be a member of Group Management;

(n) "Group" means those Operating Units which are formed into an operating group from time to time by Executive Management;

(o) "Investment" means direct or indirect investment of whatever kind, including without limitation, the giving of financial assistance by means of a loan (but not including loans made at the then current market interest rates which are not in default), guarantee or otherwise;

(p) "Non Participating Employees" means those current or future employees of the Corporation or its Affiliates who (a) do not participate in an Affiliate Employee Equity Participation and Profit Sharing Plan and are not members of Corporate Management, Group Management or Unit Management, and (b) are eligible to participate in the Employee Pension Plan and have expressly elected not to participate in such plan;

(q) "Operating Unit" means an autonomous production, research or service facility under the control and direction of a general manager, as determined from time to time by Executive Management;

(r) "Participating Employees" means those current or future employees of the Corporation or its Affiliates who (a) do not participate in an Affiliate Employee Equity Participation and Profit Sharing Plan and are not members of Corporate Management, Group Management or Unit Management and (b) either are (i) current or future employees eligible to participate in the Employee Pension Plan who have expressly elected to participate in such plan or (ii) future employees of the Corporation or its Affiliates who automatically are participants in the Employee Pension Plan by virtue of their employment arrangements with the Corporation or its Affiliates;

(s) "Pre-Tax Profits" means After-Tax Profits, adjusted to add back the provisions for income taxes and minority interests or to deduct the recoveries for income taxes and minority interests as set forth in the Corporation's audited Consolidated Statement of Income or Loss for such Year;

(t) "Pre-Tax Profits Before Profit Sharing" means an amount which is the total of Pre-Tax Profits, those amounts actually deducted in calculating Pre-Tax Profits pursuant to paragraphs 10A(6)(c) and (d) of these Articles (other than any such amounts deducted in respect of the Excess Amount as such term is defined in subparagraph 10A(6)(c) of these Articles) and those amounts attributable to an Affiliate Employee Equity Participation Plan and an Affiliate Employee Pension Plan actually deducted by an Affiliate in calculating the pre-tax profits of such Affiliate;

(u) "Social Objectives" means objectives that are from time to time, in the sole opinion of Executive Management, of a political, patriotic, philanthropic, charitable, educational, scientific, artistic, social, or other useful nature to the communities in which the Corporation or its Affiliates operate;

(v) "Unit Management" collectively means the general manager of an Operating Unit and any other individual employed by an Operating Unit that Group Management, with the approval of Executive Management, determines from time to time to be a member of Unit Management;

(w) "Unrelated Business" means any business engaged in by the Corporation that, at the time of Investment, does not:

(i) relate to the design, manufacture, distribution or sale of motor vehicles or motor vehicle parts, components, assemblies, systems or accessories; or

(ii) utilize technology, manufacturing processes, equipment or skilled personnel in a manner similar to that utilized by or under development by the Corporation; or

(iii) involve the provision of products or services of whatever kind (i) to suppliers to and customers of the Corporation, and (ii) similar to those provided by suppliers to and customers of the Corporation from time to time.

Provided, however, that a business shall be deemed to cease to be an Unrelated Business if the net profits after tax of such business exceed on average 5% of the aggregate Investment of the Corporation in such business for two (2) out of any three (3) consecutive Years subsequent to the date of such Investment; and

(x) "Year" means the financial year of the Corporation from time to time.

Except as expressly defined in this subparagraph, those words and expressions defined in the Act shall have the same meanings when used in these Articles.

Board of Directors

2. A majority of the directors of the Corporation shall be individuals who are not officers or employees of the Corporation or any of its Affiliates or related persons to such officers or employees.

Share Capital

3. No resolution of the Corporation purporting to:

(a) increase the maximum number of authorized shares of any class of shares of the Corporation; or

(b) create a new class or series of shares having voting rights of whatever kind (other than on default of payment of dividends) or having rights to participate in the profits of the Corporation in whatever manner (other than a class or series convertible into existing classes of shares or a class or series having a fixed dividend or a dividend determined without regard to profits);

shall be effective unless, in addition to any other approval required by the Act, such resolution is approved by ordinary resolution of the holders of the Common Shares.

Investment Policy

4. Unless specifically approved by ordinary resolution of the holders of the Common Shares, the Corporation shall not make an Investment in an Unrelated Business where such Investment together with the aggregate of all other Investments in Unrelated Businesses on the date thereof exceeds twenty per cent (20%) of the Available Equity of the Corporation at the end of the fiscal quarter immediately preceding the date of the Investment.

Dividend Policy

5. Unless otherwise approved by ordinary resolution of the holders of the Common Shares, the holders of the Common Shares shall be entitled to receive and the Corporation shall pay thereon as and when declared by the board of directors out of the moneys of the Corporation properly applicable to the payment of dividends, non-cumulative dividends in respect of each Year so that the aggregate of the dividends paid or payable in respect of such Year by the Corporation:

   (a) is equal to at least ten per cent (10%) of its After-Tax Profits after providing for dividends on its preference shares, for the Year; and

   (b) is, on average, equal to at least twenty per cent (20%) of its After-Tax Profits after providing for dividends on its preference shares for the Year and the two (2) immediately preceding Years.

Distribution Policy

6. Unless otherwise approved by ordinary resolution of the holders of the Common Shares, the Corporation shall be required to make distributions in accordance with the following provisions:

   (a) A minimum of seven per cent (7%) of Pre-Tax Profits of the Corporation for any Year shall be allocated to research and development, during the Year or the Year immediately following such Year;

   (b) A maximum of two per cent (2%) of Pre-Tax Profits of the Corporation for any Year shall be allocated by the Corporation or its Affiliates to the promotion of Social Objectives, during the Year or the Year immediately following such Year;

   (c) Ten per cent (10%) of Employee Pre-Tax Profits Before Profit Sharing of the Corporation for any Year shall be allocated, distributed or deducted during the Year immediately following such Year as follows: (i) firstly, to the Employee Equity Participation and Profit Sharing Plan or to Participating Employees and Non Participating Employees directly in accordance with their respective entitlements pursuant to such plan or arrangement; and (ii) secondly, in respect of the Corporation's obligations under the Employee Pension Plan. Notwithstanding the foregoing, the Corporation may allocate, distribute or deduct a greater amount than the amount referred above (such greater amount is defined as the "Excess Amount") to the extent that the amount available under subparagraph (ii), after taking into account the allocation and distribution under subparagraph (i) above, is not sufficient to satisfy the Corporation's obligations in respect of the Employee Pension Plan pursuant to the terms of the Employee Pension Plan or under applicable law;

   (d) The aggregate incentive bonuses paid or payable to Corporate Management in respect of each Year of the Corporation shall not exceed six per cent (6%) of the Pre-Tax Profits Before Profit Sharing of the Corporation for such Year and base salaries shall be comparable to those in industry generally; provided, however, that Executive Management shall have the right to allocate the amount to be paid to individuals within Corporate Management as well as to determine the timing and manner (whether by shares or cash or otherwise) of payment.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Name and **original signature** of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). **Only a director or authorized signing officer can sign on behalf of the corporation.** / *Nom et **signature originale** d'un administrateur ou d'un signataire autorisé de chaque société qui fusionne. Indiquer la dénomination sociale de chaque société, le nom du signataire et sa fonction (p. ex. : président, secrétaire). **Seul un administrateur ou un dirigeant habilité peut signer au nom de la société**.*

MAGNA INTERNATIONAL INC.

Names of Corporations / *Dénomination sociale des sociétés*

By / *Par*

[signature]	Bassem A. Shakeel	Vice-President and Secretary
Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

1165715 ONTARIO INC.

Names of Corporations / *Dénomination sociale des sociétés*

By / *Par*

[signature]	Bassem A. Shakeel	Secretary
Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

Names of Corporations / *Dénomination sociale des sociétés*

By / *Par*

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

Names of Corporations / *Dénomination sociale des sociétés*

By / *Par*

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

Names of Corporations / *Dénomination sociale des sociétés*

By / *Par*

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

SCHEDULE "A"

STATEMENT OF DIRECTOR OR OFFICER

I, David M. Williamson, certify that:

1. I am the Vice-President, Taxation of **MAGNA INTERNATIONAL INC.** (the "**Corporation**"), one of the amalgamating corporations listed in the Articles of Amalgamation to which this statement is attached.

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this statement.

3. I have satisfied myself that there are reasonable grounds for believing that:

   (a) the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

   (b) the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

   (e) no creditor will be prejudiced by the amalgamation.

DATED this 31st day of December, 2010.

[Signature] FCA

David M. Williamson

<u>**SCHEDULE "A"**</u>

STATEMENT OF DIRECTOR OR OFFICER

I, Bassem A. Shakeel, certify that:

1. I am the Secretary of **1165715 ONTARIO INC.** (the "**Corporation**"), one of the amalgamating corporations listed in the Articles of Amalgamation to which this statement is attached.

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this statement.

3. I have satisfied myself that there are reasonable grounds for believing that:

    (a) the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

    (b) the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

    (d) no creditor will be prejudiced by the amalgamation.

DATED this 31st day of December, 2010.

[signature]

Bassem A. Shakeel

SCHEDULE "B"

RESOLUTION OF THE DIRECTORS OF

MAGNA INTERNATIONAL INC.
(the "Corporation")

Amalgamation with 1165715 Ontario Inc.

WHEREAS 1165715 Ontario Inc. ("1165715") is a wholly-owned subsidiary of the Corporation and the Corporation has determined that it is in its best interest to amalgamate with 1165715;

RESOLVED that:

1. the amalgamation of the Corporation and 1165715 effective at 4:30 pm on December 31, 2010 pursuant to the provisions of Subsection 177(1) of the *Business Corporations Act* (Ontario) is approved;

2. upon the issuance of a Certificate of Amalgamation pursuant to Subsection 177(1) of the Act, the issued and outstanding shares in the capital of 1165715 be cancelled without any repayment of capital in respect thereof;

3. the Articles of Amalgamation of the amalgamated corporation shall in substance contain the provisions of the articles of the Corporation;

4. the By-Laws of the amalgamated corporation shall be the same as the By-laws of the Corporation;

5. no securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation;

6. any director or officer is authorized on behalf of the Corporation to do all acts and things and execute all instruments and documents as may be necessary or desirable to carry out and give effect to the foregoing, including the execution and filing of the Articles of Amalgamation;

7. effective upon the date of amalgamation, the following persons are confirmed as the officers of the amalgamated corporation, to hold the offices set opposite their respective names:

Name	Office Held
Frank Stronach	Chairman of the Board
Donald J. Walker	Chief Executive Officer
Belinda Stronach	Executive Vice-Chairman
Vincent J. Galifi	Executive Vice-President and Chief Financial Officer
Jeffrey O. Palmer	Executive Vice-President and Chief Legal Officer
Manfred Eibeck	Executive Vice-President, Magna Europe and Russia
Herbert Demel	Executive Vice-President and President, Magna China, India, South East Asia, South America and Africa
Marc Neeb	Executive Vice-President, Global Human Resources
Alon Ossip	Executive Vice-President
James J. Tobin, Sr.	Chief Marketing Officer and President, Magna Japan and Korea
Tom J. Skudutis	Chief Operating Officer, Exteriors, Interiors, Seating, Mirrors and Closures
Burkhard Goeschel	Chief Technology Officer
Paul Brock	Vice-President and Treasurer
Gerd R. Brusius	Vice-President, Corporate Sales and Marketing
Gary M. Cohn	Vice-President, Mergers and Acquisitions
Hubert Hödl	Vice-President, Marketing and New Business Development – Europe

Name	Office Held
Robert D. Merkley	Vice-President, Internal Audit
Patrick McCann	Vice-President, Finance
Scott E. Paradise	Vice-President, Marketing and New Business Development – The Americas
Thomas A. Schultheiss	Vice-President and General Counsel – Europe
Bassem A. Shakeel	Vice-President and Secretary
Michael Sinnaeve	Vice-President, Operational Improvement and Quality – The Americas
Louis Tonelli	Vice-President, Investor Relations
Riccardo Trecroce	Vice-President and General Counsel – North America
David M. Williamson	Vice-President, Taxation
Robert Cecutti	Controller

8. the banking resolutions of the Corporation, until repealed, amended, altered or added to, shall be the banking resolutions of the amalgamated corporation;

9. the forms of share certificates for the Common Shares and Preference Shares of the Corporation, until altered, shall be the forms of share certificates for the Common Shares and Preference Shares of the amalgamated corporation; and

10. the form of corporate seal of the Corporation shall be the form of corporate seal of the amalgamated corporation.

* * * * *

The undersigned, hereby certifies that the foregoing is a true and correct copy of a Resolution of the Directors of the Corporation adopted on the 31st day of December, 2010, and that the said resolution is in full force and effect, unamended as of the 31st day of December, 2010.

Bassem A. Shakeel, Vice-President and Secretary

SCHEDULE "B"

RESOLUTION OF THE DIRECTORS OF

1165715 ONTARIO INC.

(the "Corporation")

Amalgamation with Magna International Inc.

WHEREAS the Corporation is a wholly-owned subsidiary of Magna International Inc. ("Magna") and the Corporation has determined that it is in its best interest to amalgamate with Magna;

RESOLVED that:

1. the amalgamation of the Corporation and Magna effective at 4:30 pm on December 31, 2010 pursuant to the provisions of Subsection 177(1) of the *Business Corporations Act* (Ontario) is approved;

2. upon the issuance of a Certificate of Amalgamation pursuant to Subsection 177(1) of the Act, the issued and outstanding shares in the capital of the Corporation be cancelled without any repayment of capital in respect thereof;

3. the Articles of Amalgamation of the amalgamated corporation shall in substance contain the provisions of the articles of Magna;

4. the By-Laws of the amalgamated corporation shall be the same as the By-laws of Magna;

5. no securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and

6. any director or officer is authorized on behalf of the Corporation to do all acts and things and execute all instruments and documents as may be necessary or desirable to carry out and give effect to the foregoing, including the execution and filing of the Articles of Amalgamation.

* * * * *

The undersigned, hereby certifies that the foregoing is a true and correct copy of a Resolution of the Directors of the Corporation adopted on the 31st day of December, 2010, and that the said resolution is in full force and effect, unamended as of the 31st day of December, 2010.

[signature]

Bassem A. Shakeel, Secretary